Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Stock Dividend Fund, Inc.

We have examined management's assertion about Stock Dividend
Fund, Inc.'s compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 under the
 Investment Company Act of 1940 (the
"Act") as of July 31, 2014 included in the accompanying Management
 Statement Regarding Compliance
with Certain Provisions of the Investment Company Act of 1940.
 Management is responsible for the
Company's compliance with those requirements.  Our responsibility is to express an opinion on
management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of
Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered
necessary in the circumstance.  Included among our procedures were the following tests performed as of
July 31, 2014 and with respect to agreement of security purchases and sales, for the period from May 1, 2014 through July 31, 2014.

*	Confirmation of all securities held by Charles Schwab &
 Co. in book entry form.

*	Reconciliation of all such securities to the books and records of the Fund and Charles Schwab &
Co.

*	Agreement of all security purchases and all security sales
 from May 1, 2014 to July 31, 2014
from the books and records of the Fund to broker confirmations.

We believe that our examination provides a reasonable basis for our opinion.  Our examination does not
provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that Stock Dividend Fund,
 Inc. was in compliance with the
requirements of subsections (b) and (c) of Rule 17f-2 of the Investment
 Company Act of 1940 as of July
31, 2014 with respect to securities reflected in the investment account of the Company is fairly stated, in
all material respects.  This report is intended solely for the information and use of management of Stock
Dividend Fund, Inc. and the Securities and Exchange Commission and should not be used for any other purpose.

PMB HELIN DONOVAN, LLP

Dallas, Texas
October 30, 2014